Boise Inc.	Exhibit 99.1
1111 West Jefferson Street Ste 200 PO Box 990050 Boise, ID 83799-0050
T 208 384 7000 F 208 384 7945
News Release	For Immediate Release: April 20, 2011

Media Contact Virginia Aulin Office 208 384 7837	Investor Relations Contact Jason Bowman Office 208 384 7456

Boise Inc. Announces Special Cash Dividend of $0.40 Per Share; To Hold Earnings Webcast and Conference Call Monday, May 2, 2011

11:00 a.m. ET, Monday, May 2, 2011

BOISE, Idaho – Boise Inc. (NYSE: BZ) announced today a special cash dividend of $0.40 per common share, payable May 13, 2011, to shareholders of record at the close of business on May 4, 2011.

“This special cash dividend is consistent with our stated intention to opportunistically return capital to our shareholders,” said Alexander Toeldte, president and chief executive officer of Boise Inc.

Boise Inc. also announced that it will hold a webcast and conference call to discuss first quarter 2011 earnings. The conference call, hosted by Mr. Toeldte, will be held on Monday, May 2, 2011, at 11:00 a.m. ET.

To participate in the conference call, dial 866-841-1001 (international callers should dial 832-445-1689). The webcast may be accessed through Boise’s Internet site and will be archived for one year following the call. Go to www.BoiseInc.com and click on the link to the webcast under Webcasts & Presentations on the Investors drop-down menu.

A replay of the conference call will be available in Webcasts & Presentations from May 2 at 2:00 p.m. ET through June 2 at 11:45 p.m. ET. Playback numbers are 800-642-1687 for U.S. callers and 706-645-9291 for international callers. The passcode is 60296338. The archived webcast will be available in Webcasts & Presentations.

About Boise Inc.

Headquartered in Boise, Idaho, Boise Inc. (NYSE: BZ) manufactures paper and packaging products, including imaging papers for the office and home, printing and converting papers, label and release and flexible packaging papers, corrugated containers, containerboard, newsprint, and market pulp. Our employees are committed to delivering excellent value while managing our businesses to sustain environmental resources for future generations. Visit our website at www.BoiseInc.com.